Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-206365 on Form F-4 of our report dated March 19, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nokia Corporation’s Annual Report on Form 20-F for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Oy
Helsinki, Finland
November 12, 2015